Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Third Quarter Results

Total Company GAAP revenues grow to $1.3 billion;

GAAP earnings per share (EPS) of $0.57, adjusted EPS of $0.63

Digital money transfer revenues continue double-digit growth achieving quarterly highs for transactions and principal

Advances ecosystem strategy with the launch of WU Shop and an upcoming pilot of digital banking services in select countries

Continued strong cash flow generation, with over $510 million returned to shareholders year-to-date

DENVER, November 2, 2021: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement and payments, today reported third quarter financial results and updated its 2021 full year financial outlook.

The Company’s third quarter revenue of $1.3 billion increased 2% on a reported and constant currency basis. Third quarter growth was led by digital money transfer, which continued to deliver double-digit growth, and the Business Solutions segment, partially offset by retail money transfer due to the slow pace of economic recovery.

GAAP EPS in the third quarter was $0.57 compared to $0.55 in the prior year period. The year- over-year increase in GAAP EPS resulted from revenue growth and lower planned marketing investment, partially offset by a higher tax rate due to deferred taxes recorded on the pending sale of Business Solutions and higher technology investment.

Adjusted EPS in the third quarter was $0.63 compared to $0.57 in the prior year period. Year- over-year growth in adjusted EPS was driven by similar factors as above, excluding certain items. For a full reconciliation between GAAP and Adjusted EPS, please see the “Adjustment Items” section of this press release.

President and CEO Hikmet Ersek said, “While economic conditions and industry trends have not fully recovered, third quarter results highlight the resilience of our millions of customers around the world, who continue to provide much needed support to loved ones back home. Our digital business continues to generate strong revenue growth with $266 million generated in the quarter, maintaining the record-high level that we achieved in the second quarter and putting us well on pace to exceed $1 billion in revenue this year.

Ersek continued, “I am also excited to announce the continued progress of our ecosystem strategy with the upcoming digital banking pilot in Germany and Romania, which is on track to launch by year-end. Additionally, in select countries, we recently launched WU Shop, a shopping and cash back rewards program, initially targeting Western Union MyWU loyalty members.”

CFO Raj Agrawal stated, “Year-to-date, we have generated strong operating cash flow of more than $680 million and have returned more than $510 million to shareholders through a combination of dividends and share repurchases.”

Q3 Business Highlights

● Consumer-to-Consumer (C2C) revenues were flat on a reported basis, or declined 1% constant currency, while transactions declined 1% during the quarter. Within the C2C segment, cross-border money transfer revenues grew 1%. Regionally, transaction growth in Europe and CIS, LACA, and MEASA was offset by declines in North America and APAC.

● Digital money transfer revenues increased 15% on a reported basis, or 14% constant currency, and represented 24% and 37% of total C2C revenues and transactions, respectively. Digital money transfer reached new quarterly highs for transactions and principal. Westernunion.com revenue grew 12% on a reported basis, or 11% constant currency, including cross-border revenue growth of 16%. Westernunion.com growth moderated in the quarter, as expected, given the significant digital demand the Company experienced in 2020.

● Westernunion.com average monthly active users for the third quarter increased 8% year-over-year and the Western Union mobile app was again the most downloaded mobile app among peer money transfer companies during the third quarter, according to data provided by mobile app marketing firm Sensor Tower1.

● Western Union Business Solutions revenues increased 31% on a reported basis, or 28% constant currency, primarily driven by increased payment services activity and the education vertical as the business grew over the impact of COVID-19. Other revenues, which consists primarily of retail bill payments in the U.S. and Argentina and money orders, increased 3%.

_______________________

1 Data obtained from Sensor Tower App Install Market Share Report

Q3 Financial Highlights

● GAAP operating margin in the quarter was 24.8% compared to 22.7% in the prior year period. The adjusted operating margin in the quarter was 25.2% compared to 23.5% in the prior year period. The increase in the Company’s GAAP and adjusted operating margins was driven by revenue growth in the Business Solutions segment and lower planned marketing investment, partially offset by higher technology investment, while the GAAP operating margin also increased as a result of restructuring costs in the prior year period. For a detailed reconciliation between GAAP and Adjusted operating margin, please see the “Adjustment Items” section of this press release.

● The GAAP effective tax rate in the quarter was 20.2% compared to 12.4% in the prior year period, and the adjusted effective tax rate was 13.7% in the quarter compared to 12.7% in the prior year period. The increase in the Company’s GAAP effective tax rate was due to deferred taxes recorded on the pending sale of Business Solutions.

● Cash flow from operating activities was $686 million year-to-date. The Company returned $170 million to shareholders in the third quarter consisting of $95 million in dividends and $75 million of share repurchases.

2021 Outlook

The Company updated its financial outlook for 2021, which was previously reported on August 4. GAAP and constant currency revenue were revised to reflect recent business trends and macroeconomic conditions. Additionally, EPS ranges were narrowed with adjusted EPS revised to the higher end of the range, while GAAP EPS was revised slightly downward to reflect the recorded deferred taxes related to the pending sale of Business Solutions.

The outlook provided today assumes the macroeconomic environment in the fourth quarter will be similar to the third quarter:

revenue growth (previously mid-to-high single digit increase) Argentina lation): approximately 3% to 4% growth (previously mid-single digit increase)
Revenue

GAAP: approximately 150 basis points higher than constant

currency revenue growth (previously mid-to-high single digit increase)

Constant currency (excluding the impact of Argentina

inflation): approximately 3% to 4% growth (previously mid-single digit increase)

Operating Profit Margin (GAAP and Adjusted)	GAAP: approximately 21% (no change) Adjusted: approximately 21.5% (no change)
Effective Tax Rate (GAAP and Adjusted)	Mid-teens range (no change)
EPS	GAAP: in a range of $1.80 - $1.85 (previously $1.82 - $1.92) Adjusted: in a range of $2.05 - $2.10 (previously $2.00 - $2.10)

Adjustment Items

Adjusted operating profit metrics for 2021 periods exclude acquisition and divestiture costs. Adjusted tax rate and earnings per share metrics for 2021 periods exclude the following items net of related taxes, as applicable: acquisition and divestiture costs, the impact from the gain on an investment sale (second quarter), debt retirement expenses (second quarter), Business Solutions change in permanent reinvestment tax assertion (third quarter), and non-cash expenses associated with the planned termination of the Company’s pension plan (expected in the fourth quarter).

Adjusted operating profit, tax rate, and earnings per share metrics for 2020 periods exclude restructuring expenses and acquisition and divestiture costs, net of related taxes, as applicable.

Although the Company has previously incurred and can reasonably be expected to incur restructuring costs in the future, these expenses were specific to the implementation of a global strategy initiative and the Company has therefore provided adjusted financial results that exclude these expenses.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial +1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 1830095.

The conference call and accompanying slides will be available via webcast at https://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at https://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2020. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics such as COVID-19, civil unrest, war, terrorism, or natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; changes in tax laws or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs, operational burden or loss of business due to regulatory initiatives and changes in laws, including changes in interpretations, resulting in increasing regulations and industry practices and standards in the United States and abroad, affecting us, our agents, or their subagents, our external business partners such as financial institutions, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments. Western Union’s platform provides seamless cross-border flows and its leading global financial network bridges more than 200 countries and territories and over 130 currencies. We connect businesses, financial institutions, governments, and consumers through one of the world’s widest reaching networks, accessing billions of bank accounts, millions of digital wallets and cards, and approximately 600,000 retail locations. Western Union connects the world to bring boundless possibilities within reach. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

+1(720) 332-0652

claire.treacy@westernunion.com

Investor Relations:

Brad Windbigler

+1(720) 332-2510

brad.windbigler@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q20	4Q20	FY2020	1Q21	2Q21	3Q21	YTD 3Q21
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(4)%	(3)%	(9)%	2%	16%	2%	6%
Consolidated revenues (non-GAAP, constant currency and excluding Speedpay and Paymap) - YoY % change	(a)	(1)%	(1)%	(3)%	2%	13%	2%	5%
Consolidated operating margin (GAAP)		22.7%	17.9%	20.0%	19.2%	19.8%	24.8%	21.3%
Consolidated operating margin, excluding restructuring-related expenses and acquisition and divestiture costs (non-GAAP)	(b)	23.5%	18.8%	20.8%	19.3%	20.2%	25.2%	21.6%

EBITDA margin (non-GAAP)	(c)	27.0%	22.3%	24.7%	23.7%	24.1%	28.8%	25.5%

Consumer-to-Consumer (C2C) Segment Metrics
Revenues (GAAP) - YoY % change		(1)%	0%	(4)%	4%	15%	0%	6%
Revenues (non-GAAP, constant currency) - YoY % change	(e)	0%	0%	(3)%	2%	12%	(1)%	4%

Transactions (in millions)		77.3	78.4	290.5	73.0	78.0	76.6	227.6
Transactions - YoY % change		6%	6%	0%	9%	15%	(1)%	7%

Total principal ($- billions)		$26.9	$26.7	$96.1	$25.7	$27.9	$27.7	$81.3
Principal per transaction, as reported - YoY % change		13%	14%	9%	15%	11%	4%	9%
Principal per transaction (constant currency) - YoY % change	(f)	14%	13%	10%	12%	8%	3%	7%

Cross-border principal, as reported - YoY % change		23%	24%	12%	28%	29%	4%	19%
Cross-border principal (constant currency) - YoY % change	(g)	24%	23%	13%	26%	25%	3%	17%

Operating margin		24.6%	20.5%	21.9%	19.6%	20.7%	24.3%	21.6%

Digital money transfer revenues (GAAP) - YoY % change (1)		45%	36%	38%	45%	22%	15%	25%
Digital money transfer foreign currency translation impact	(j)	1%	(1)%	0%	(1)%	(3)%	(1)%	(1)%
Digital money transfer revenues (non-GAAP, constant currency) - YoY % change (1)		46%	35%	38%	44%	19%	14%	24%
Digital money transfer transactions - YoY % change		96%	83%	81%	77%	33%	19%	38%

westernunion.com revenues (GAAP) - YoY % change	(gg)	33%	27%	27%	38%	18%	12%	21%
westernunion.com foreign currency translation impact	(j)	(1)%	(1)%	0%	(1)%	(3)%	(1)%	(1)%
westernunion.com revenues (non-GAAP, constant currency) - YoY % change	(gg)	32%	26%	27%	37%	15%	11%	20%
westernunion.com transactions - YoY % change	(gg)	53%	56%	44%	55%	18%	9%	24%

(1)	Represents revenue from transactions conducted and funded through westernunion.com and transactions initiated on websites and mobile applications hosted by the Company’s third-party white label or co-branded digital partners.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q20	4Q20	FY2020	1Q21	2Q21	3Q21	YTD 3Q21
C2C Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	0%	(3)%	(3)%	0%	4%	(2)%	1%
NA region foreign currency translation impact	(j)	1%	0%	0%	1%	0%	0%	0%
NA region revenues (non-GAAP, constant currency)	(aa), (bb)	1%	(3)%	(3)%	1%	4%	(2)%	1%
NA region transactions	(aa), (bb)	1%	(1)%	(3)%	1%	3%	(5)%	0%

EU & CIS region revenues (GAAP)	(aa), (cc)	3%	3%	(2)%	8%	18%	(3)%	7%
EU & CIS region foreign currency translation impact	(j)	(2)%	(3)%	(1)%	(4)%	(8)%	(2)%	(4)%
EU & CIS region revenues (non-GAAP, constant currency)	(aa), (cc)	1%	0%	(3)%	4%	10%	(5)%	3%
EU & CIS region transactions	(aa), (cc)	24%	23%	13%	28%	26%	3%	18%

MEASA region revenues (GAAP)	(aa), (dd)	2%	1%	(2)%	1%	19%	(2)%	5%
MEASA region foreign currency translation impact	(j)	0%	(1)%	0%	(1)%	(1)%	0%	0%
MEASA region revenues (non-GAAP, constant currency)	(aa), (dd)	2%	0%	(2)%	0%	18%	(2)%	5%
MEASA region transactions	(aa), (dd)	15%	12%	7%	13%	22%	2%	12%

LACA region revenues (GAAP)	(aa), (ee)	(21)%	(9)%	(22)%	3%	70%	25%	28%
LACA region foreign currency translation impact	(j)	13%	11%	11%	5%	(2)%	1%	2%
LACA region revenues (non-GAAP, constant currency)	(aa), (ee)	(8)%	2%	(11)%	8%	68%	26%	30%
LACA region transactions	(aa), (ee)	(21)%	(13)%	(20)%	(8)%	42%	10%	12%

APAC region revenues (GAAP)	(aa), (ff)	4%	8%	(3)%	9%	20%	1%	9%
APAC region foreign currency translation impact	(j)	1%	(2)%	0%	(6)%	(7)%	(2)%	(5)%
APAC region revenues (non-GAAP, constant currency)	(aa), (ff)	5%	6%	(3)%	3%	13%	(1)%	4%
APAC region transactions	(aa), (ff)	(6)%	(3)%	(10)%	(2)%	3%	(13)%	(5)%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q20	4Q20	FY2020	1Q21	2Q21	3Q21	YTD 3Q21
% of C2C Revenue
NA region revenues	(aa), (bb)	38%	37%	38%	37%	37%	37%	37%
EU & CIS region revenues	(aa), (cc)	33%	33%	33%	33%	33%	32%	33%
MEASA region revenues	(aa), (dd)	16%	15%	15%	16%	15%	15%	15%
LACA region revenues	(aa), (ee)	7%	8%	8%	8%	9%	9%	9%
APAC region revenues	(aa), (ff)	6%	7%	6%	6%	6%	7%	6%

Digital money transfer revenues	(aa)	21%	21%	20%	23%	24%	24%	24%

Business Solutions Segment Metrics
Revenues (GAAP) - YoY % change		(11)%	(8)%	(8)%	(2)%	25%	31%	17%
Revenues (non-GAAP, constant currency) - YoY % change	(h)	(13)%	(11)%	(8)%	(8)%	16%	28%	11%
Operating margin		10.5%	(0.2)%	6.9%	13.1%	10.9%	32.9%	19.8%

Other (primarily bill payments businesses in Argentina and the United States and money orders)
Revenues (GAAP) - YoY % change		(33)%	(29)%	(48)%	(18)%	8%	3%	(4)%
Operating margin		20.0%	15.8%	21.2%	22.6%	16.2%	18.3%	19.0%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		88%	88%	87%	87%	87%	86%	87%
Business Solutions segment revenues		7%	7%	8%	8%	8%	9%	8%
Other revenues		5%	5%	5%	5%	5%	5%	5%

*	See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% Change	X	2021	2020	% Change
Revenues	$1,286.3	$1,258.5	2%		$3,786.0	$3,563.2	6%
Expenses:
Cost of services	720.1	721.7	0%		2,181.1	2,067.3	6%
Selling, general, and administrative	247.6	251.6	(2)%		798.6	755.7	6%
Total expenses (a)	967.7	973.3	(1)%		2,979.7	2,823.0	6%
Operating income	318.6	285.2	12%		806.3	740.2	9%
Other income/(expense):
Interest income	0.4	0.5	(21)%		1.1	2.9	(62)%
Interest expense	(25.7)	(28.2)	(9)%		(79.7)	(90.4)	(12)%
Other income/(expense), net	(1.8)	3.5	(b)		26.8	3.4	(b)
Total other expense, net	(27.1)	(24.2)	11%		(51.8)	(84.1)	(38)%
Income before income taxes	291.5	261.0	12%		754.5	656.1	15%
Provision for income taxes	58.8	32.4	81%		117.5	88.9	32%
Net income	$232.7	$228.6	2%		$637.0	$567.2	12%
Earnings per share:
Basic	$0.57	$0.56	2%		$1.56	$1.38	13%
Diluted	$0.57	$0.55	4%		$1.55	$1.37	13%
Weighted-average shares outstanding:
Basic	406.3	411.6			409.1	412.5
Diluted	408.0	414.6			411.3	415.5

(a)	For the three and nine months ended September 30, 2020, the Company incurred $9.1 million and $24.8 million, respectively, of expenses related to its restructuring plan, the majority of which were related to consulting service fees, severance, and other costs. For the three and nine months ended September 30, 2020, $0.8 million and $2.5 million, respectively, were included within Cost of services. For the three and nine months ended September 30, 2020, $8.3 million and $22.3 million, respectively, were included within Selling, general, and administrative.
(b)	Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$1,003.4	$1,428.2
Settlement assets	3,007.1	3,821.4
Property and equipment, net of accumulated depreciation of $644.2 and $659.9, respectively	131.5	150.4
Goodwill	2,034.6	2,566.6
Other intangible assets, net of accumulated amortization of $723.9 and $1,044.6, respectively	441.0	505.0
Other assets	761.2	1,024.7
Assets held for sale (a)	1,492.2	—
Total assets	$8,871.0	$9,496.3
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$442.9	$500.9
Settlement obligations	3,007.1	3,821.4
Income taxes payable	864.7	928.9
Deferred tax liability, net	206.4	188.9
Borrowings	2,852.6	3,067.2
Other liabilities	273.3	802.4
Liabilities associated with assets held for sale (a)	855.4	—
Total liabilities	8,502.4	9,309.7

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 403.6 shares and 411.2 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4.0	4.1
Capital surplus	927.9	885.1
Accumulated deficit	(436.6)	(543.1)
Accumulated other comprehensive loss	(126.7)	(159.5)
Total stockholders' equity	368.6	186.6
Total liabilities and stockholders' equity	$8,871.0	$9,496.3

(a)	Includes balances associated with the Company’s Business Solutions business, which were held for sale as of September 30, 2021.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities
Net income	$637.0	$567.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38.4	46.3
Amortization	121.9	123.2
Gain on the sale of noncontrolling interest in a private company	(47.9)	—
Other non-cash items, net	124.2	106.4
Increase/(decrease) in cash resulting from changes in:
Other assets	(78.3)	(11.5)
Accounts payable and accrued liabilities	(27.9)	(142.7)
Income taxes payable	(61.7)	(97.6)
Other liabilities	(19.7)	(5.7)
Net cash provided by operating activities	686.0	585.6
Cash flows from investing activities
Payments for capitalized contract costs	(94.7)	(51.7)
Payments for internal use software	(59.1)	(30.1)
Purchases of property and equipment	(26.4)	(24.5)
Proceeds from the sale of former corporate headquarters	—	44.2
Proceeds from the sale of noncontrolling interest in a private company	50.9	—
Regulatory deposit made to purchase a noncontrolling interest in stc Bank	(200.0)	—
Other investing activities	(3.6)	(6.6)
Net cash used in investing activities	(332.9)	(68.7)
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(288.7)	(277.8)
Common stock repurchased	(235.8)	(238.0)
Net proceeds from/(repayments of) commercial paper	40.0	(195.0)
Net proceeds from issuance of borrowings	891.7	—
Principal payments on borrowings	(1,150.0)	—
Make-whole premium on early extinguishment of debt	(14.3)	—
Proceeds from exercise of options	11.6	1.7
Other financing activities	—	(0.7)
Net cash used in financing activities	(745.5)	(709.8)
Net change in cash, cash equivalents, and restricted cash	(392.4)	(192.9)
Cash, cash equivalents, and restricted cash at beginning of period	1,447.4	1,456.8
Cash, cash equivalents, and restricted cash at end of period (a), (b)	$1,055.0	$1,263.9

(a)	As of September 30, 2021 and 2020, the Company had $8.6 million and $12.5 million of restricted cash, respectively.
(b)	As of September 30, 2021, Cash of $43.0 million was included in Assets held for sale on the Company’s Condensed Consolidated Balance Sheets related to the Company’s Business Solutions business.

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% Change	X	2021	2020	% Change
Revenues:
Consumer-to-Consumer	$1,104.5	$1,106.5	0%		$3,282.5	$3,098.5	6%
Business Solutions	116.8	89.1	31%		312.6	266.9	17%
Other (a)	65.0	62.9	3%		190.9	197.8	(4)%
Total consolidated revenues	$1,286.3	$1,258.5	2%		$3,786.0	$3,563.2	6%
Segment operating income:
Consumer-to-Consumer	$268.2	$272.4	(2)%		$708.1	$695.1	2%
Business Solutions	38.4	9.4	(c)		61.9	24.6	(c)
Other (a)	12.0	12.5	(6)%		36.3	45.3	(20)%
Total segment operating income	318.6	294.3	8%		806.3	765.0	5%
Restructuring-related expenses (b)	—	(9.1)	(c)		—	(24.8)	(c)
Total consolidated operating income	$318.6	$285.2	12%		$806.3	$740.2	9%
Segment operating income margin
Consumer-to-Consumer	24.3%	24.6%	(0.3)%		21.6%	22.4%	(0.8)%
Business Solutions	32.9%	10.5%	22.4%		19.8%	9.2%	10.6%
Other (a)	18.3%	20.0%	(1.7)%		19.0%	22.9%	(3.9)%

(a)	Other primarily includes the Company’s bill payment services which facilitate payments from consumers to businesses and other organizations and the Company’s money order services.
(b)	Restructuring-related expenses have been excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.
(c)	Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding the Company’s operating results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze trends in the Company’s underlying business because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Three Months Ended September 30, 2021
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$1,286.3	$318.6	$291.5	$58.8	$232.7	$0.57
Acquisition and divestiture costs and related tax benefit	(n)	—	5.5	5.5	1.0	4.5	0.01
Gain on investment sale and related tax expense	(o)	—	—	—	(1.5)	1.5	—
Debt extinguishment costs and related tax benefit	(p)	—	—	—	0.5	(0.5)	—
Change in permanent reinvestment assertion related to the pending sale of Business Solutions	(r)	—	—	—	(18.1)	18.1	0.05
Adjusted results (non-GAAP)		$1,286.3	$324.1	$297.0	$40.7	$256.3	$0.63
Foreign currency translation impact	(j)	(2.8)
Revenues, constant currency adjusted (non-GAAP)		$1,283.5

		Three Months Ended September 30, 2020
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$1,258.5	$285.2	$261.0	$32.4	$228.6	$0.55
Restructuring related expenses and related tax benefit	(m)	—	9.1	9.1	1.7	7.4	0.02
Acquisition and divestiture costs and related tax benefit	(n)	—	1.5	1.5	0.4	1.1	—
Adjusted results (non-GAAP)		$1,258.5	$295.8	$271.6	$34.5	$237.1	$0.57

Quarter over quarter growth/(decline) (GAAP)		2%	12%	12%	81%	2%	4%
Quarter over quarter growth/(decline) (non-GAAP)		2%	10%	9%	18%	8%	11%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Nine Months Ended September 30, 2021
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$3,786.0	$806.3	$754.5	$117.5	$637.0	$1.55
Acquisition and divestiture costs and related tax benefit	(n)	—	12.0	12.0	2.5	9.5	0.02
Gain on investment sale and related tax expense	(o)	—	—	(47.9)	(9.8)	(38.1)	(0.10)
Debt extinguishment costs and related tax benefit	(p)	—	—	14.8	3.0	11.8	0.03
Change in permanent reinvestment assertion related to the pending sale of Business Solutions	(r)	—	—	—	(18.1)	18.1	0.05
Adjusted results (non-GAAP)		$3,786.0	$818.3	$733.4	$95.1	$638.3	$1.55
Foreign currency translation impact	(j)	(33.1)
Revenues, constant currency adjusted (non-GAAP)		$3,752.9

		Nine Months Ended September 30, 2020
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$3,563.2	$740.2	$656.1	$88.9	$567.2	$1.37
Restructuring related expenses and related tax benefit	(m)	—	24.8	24.8	2.7	22.1	0.05
Acquisition and divestiture costs and related tax benefit	(n)	—	2.2	2.2	0.5	1.7	—
Adjusted results (non-GAAP)		$3,563.2	$767.2	$683.1	$92.1	$591.0	$1.42

Year over year growth/(decline) (GAAP)		6%	9%	15%	32%	12%	13%
Year over year growth/(decline) (non-GAAP)		5%	7%	7%	3%	8%	9%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	3Q20	4Q20	FY2020	1Q21	2Q21	3Q21	YTD 3Q21
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,258.5	$1,271.8	$4,835.0	$1,210.0	$1,289.7	$1,286.3	$3,786.0
	Foreign currency translation impact	(j)	41.1	22.4	157.2	(0.9)	(29.4)	(2.8)	(33.1)
	Revenues (non-GAAP, constant currency)		$1,299.6	$1,294.2	$4,992.2	$1,209.1	$1,260.3	$1,283.5	$3,752.9
	Prior year revenues (GAAP)		$1,306.9	$1,307.7	$5,292.1	$1,190.0	$1,114.7	$1,258.5	$3,563.2
	Less prior year revenues from Speedpay and Paymap divestitures	(k)	N/A	N/A	(130.7)	N/A	N/A	N/A	N/A
	Prior year revenues, adjusted for divestitures (non-GAAP)		$1,306.9	$1,307.7	$5,161.4	$1,190.0	$1,114.7	$1,258.5	$3,563.2
	Revenues (GAAP) - YoY % Change		(4)%	(3)%	(9)%	2%	16%	2%	6%
	Revenues, constant currency and adjusted for divestitures (non-GAAP) - YoY % Change		(1)%	(1)%	(3)%	2%	13%	2%	5%

(b)	Operating income (GAAP)		$285.2	$227.1	$967.3	$232.8	$254.9	$318.6	$806.3
	Restructuring-related expenses	(m)	9.1	12.0	36.8	N/A	N/A	N/A	N/A
	Acquisition and divestiture costs	(n)	1.5	0.3	2.5	0.9	5.6	5.5	12.0
	Operating income, adjusted (non-GAAP)		$295.8	$239.4	$1,006.6	$233.7	$260.5	$324.1	$818.3
	Operating margin (GAAP)		22.7%	17.9%	20.0%	19.2%	19.8%	24.8%	21.3%
	Operating margin, adjusted (non-GAAP)		23.5%	18.8%	20.8%	19.3%	20.2%	25.2%	21.6%

(c)	Operating income (GAAP)		$285.2	$227.1	$967.3	$232.8	$254.9	$318.6	$806.3
	Depreciation and amortization		54.2	56.1	225.6	53.4	55.6	51.3	160.3
	EBITDA (non-GAAP)	(l)	$339.4	$283.2	$1,192.9	$286.2	$310.5	$369.9	$966.6
	Operating margin (GAAP)		22.7%	17.9%	20.0%	19.2%	19.8%	24.8%	21.3%
	EBITDA margin (non-GAAP)		27.0%	22.3%	24.7%	23.7%	24.1%	28.8%	25.5%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	3Q20	4Q20	FY2020	1Q21	2Q21	3Q21	YTD 3Q21
	Consolidated Metrics cont.
(d)	Effective tax rate (GAAP)		12%	11%	13%	10%	14%	20%	16%
	Impact from change in permanent reinvestment assertion related to the pending sale of Business Solutions	(r)	N/A	N/A	N/A	N/A	N/A	(6)%	(3)%
	Impact from restructuring-related expenses	(m)	1%	1%	0%	N/A	N/A	N/A	N/A
	Impact from acquisition and divestiture costs	(n)	0%	0%	0%	0%	0%	0%	0%
	Impact from gain on investment sale	(o)	N/A	N/A	N/A	N/A	0%	0%	0%
	Impact from debt extinguishment costs	(p)	N/A	N/A	N/A	N/A	0%	0%	0%
	Effective tax rate, adjusted (non-GAAP)		13%	12%	13%	10%	14%	14%	13%

	C2C Segment Metrics
(e)	Revenues (GAAP)		$1,106.5	$1,121.5	$4,220.0	$1,050.9	$1,127.1	$1,104.5	$3,282.5
	Foreign currency translation impact	(j)	11.1	(1.2)	41.2	(11.1)	(32.1)	(9.4)	(52.6)
	Revenues (non-GAAP, constant currency)		$1,117.6	$1,120.3	$4,261.2	$1,039.8	$1,095.0	$1,095.1	$3,229.9
	Prior year revenues (GAAP)		$1,113.0	$1,125.0	$4,407.8	$1,015.4	$976.6	$1,106.5	$3,098.5
	Revenues (GAAP) - YoY % change		(1)%	0%	(4)%	4%	15%	0%	6%
	Revenues (non-GAAP, constant currency) - YoY % change		0%	0%	(3)%	2%	12%	(1)%	4%

(f)	Principal per transaction, as reported ($- dollars)		$348	$341	$331	$353	$357	$361	$357
	Foreign currency translation impact ($- dollars)	(j)	1	(2)	2	(7)	(10)	(1)	(6)
	Principal per transaction (constant currency) ($- dollars)		$349	$339	$333	$346	$347	$360	$351
	Prior year principal per transaction, as reported ($- dollars)		$307	$300	$303	$308	$322	$348	$327
	Principal per transaction, as reported - YoY % change		13%	14%	9%	15%	11%	4%	9%
	Principal per transaction (constant currency) - YoY % change		14%	13%	10%	12%	8%	3%	7%

(g)	Cross-border principal, as reported ($- billions)		$25.5	$25.3	$90.6	$24.5	$26.6	$26.5	$77.6
	Foreign currency translation impact ($- billions)	(j)	—	(0.1)	0.6	(0.5)	(0.7)	(0.2)	(1.4)
	Cross-border principal (constant currency) ($- billions)		$25.5	$25.2	$91.2	$24.0	$25.9	$26.3	$76.2
	Prior year cross-border principal, as reported ($- billions)		$20.6	$20.5	$80.7	$19.1	$20.7	$25.5	$65.3
	Cross-border principal, as reported - YoY % change		23%	24%	12%	28%	29%	4%	19%
	Cross-border principal (constant currency) - YoY % change		24%	23%	13%	26%	25%	3%	17%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	3Q20	4Q20	FY2020	1Q21	2Q21	3Q21	YTD 3Q21
	Business Solutions Segment Metrics
(h)	Revenues (GAAP)		$89.1	$89.2	$356.1	$96.5	$99.3	$116.8	$312.6
	Foreign currency translation impact	(j)	(1.9)	(2.4)	(0.1)	(5.6)	(7.2)	(3.1)	(15.9)
	Revenues (non-GAAP, constant currency)		$87.2	$86.8	$356.0	$90.9	$92.1	$113.7	$296.7
	Prior year revenues (GAAP)		$100.6	$97.0	$388.8	$98.4	$79.4	$89.1	$266.9
	Revenues (GAAP) - YoY % change		(11)%	(8)%	(8)%	(2)%	25%	31%	17%
	Revenues (non-GAAP, constant currency) - YoY % change		(13)%	(11)%	(8)%	(8)%	16%	28%	11%

(i)	Operating income/(loss) (GAAP)		$9.4	$(0.2)	$24.4	$12.6	$10.9	$38.4	$61.9
	Depreciation and amortization		9.3	8.1	36.1	6.9	6.8	2.4	16.1
	EBITDA (non-GAAP)	(l)	$18.7	$7.9	$60.5	$19.5	$17.7	$40.8	$78.0
	Operating income margin (GAAP)		10.5%	(0.2)%	6.9%	13.1%	10.9%	32.9%	19.8%
	EBITDA margin (non-GAAP)		21.1%	8.8%	17.0%	20.2%	17.8%	34.9%	25.0%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

2021 Consolidated Outlook Metrics
		Range
Revenues (GAAP)		4.5%	5.5%
Foreign currency translation impact, excluding Argentina inflation	(j)	(1.5)%	(1.5)%
Revenues, constant currency adjusted, excluding Argentina inflation (non-GAAP)		3.0%	4.0%

Operating margin (GAAP)		21.0%
Impact from acquisition and divestiture costs	(n)	0.5%
Operating margin, adjusted, excluding acquisition and divestiture costs (non-GAAP)		21.5%

		Range
Earnings per share (GAAP) ($- dollars)		$1.80	$1.85
Pension plan termination charge	(q)	0.23	0.23
Gain on an investment sale	(o)	(0.09)	(0.09)
Debt extinguishment costs	(p)	0.03	0.03
Acquisition and divestiture costs	(n)	0.03	0.03
Change in permanent reinvestment assertion related to the pending sale of Business Solutions	(r)	0.05	0.05
Earnings per share, adjusted, excluding the expected termination of pension plan, gain on an investment sale, debt extinguishment costs, acquisition and divestiture costs, and change in permanent reinvestment assertion related to the pending sale of Business Solutions (non-GAAP) ($- dollars)		$2.05	$2.10

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Non-GAAP related notes:

(j)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends.
(k)	On May 9, 2019, the Company completed the sale of its United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. ("ACI") for approximately $750 million in cash. In addition, on May 6, 2019, the Company completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing. Both Speedpay and Paymap were included as a component of "Other" in the Company’s segment reporting. 2019 revenues have been adjusted to exclude the carved out financial information for Speedpay and Paymap to compare the year-over-year revenue change. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures. The Company has included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented.
(l)	Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. The Company ceased depreciation and amortization for its Business Solutions business during the three months ended September 30, 2021, as this business was held for sale.
(m)	Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve the Company's business processes and cost structure by reducing headcount and consolidating various facilities. While certain of these expenses are identifiable to the Company's business segments, primarily to the Company's Consumer-to-Consumer segment, they have been excluded from the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation. These expenses are therefore excluded from the Company's segment operating income results. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results. As of December 31, 2020, all expenses associated with this plan have been incurred.
(n)	Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(o)	On April 12, 2021, the Company sold a substantial majority of the shares it held as a minority investor in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain of approximately $48 million to Other income/(expense), net, in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude this gain will provide investors with a more meaningful comparison of results with the historical periods presented.
(p)	On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other income/(expense), net, in the second quarter of 2021. The costs associated with the payment and related tax benefit have been removed from adjusted results. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude these costs will provide investors with a more meaningful comparison of results with the historical periods presented.
(q)	The Company expects to settle and terminate its frozen defined benefit pension plan in the fourth quarter of 2021. The Company's 2021 earnings per share outlook has been adjusted to exclude the impact of this expected settlement and termination, which will primarily include the recognition of non-cash actuarial losses currently recorded in

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

accumulated other comprehensive loss. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude the impact of the settlement and termination will provide investors with a more meaningful comparison of results with the historical periods presented.
(r)	Represents the tax impact from changes to certain of the Company's permanent reinvestment assertions related to its decision to classify its Business Solutions business as held for sale in the third quarter of 2021. Management believes that presenting the Company's effective tax rates, earnings per share, and related outlooks as adjusted to exclude the impact of the changes in the permanent reinvestment assertions will provide investors with a more meaningful comparison of results with the historical periods presented.

Other notes:

(aa)	Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)	Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer-to-Consumer segment.
(cc)	Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer-to-Consumer segment.
(dd)	Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)	Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer-to-Consumer segment, including Mexico.
(ff)	Represents the East Asia and Oceania (“APAC”) region of the Company’s Consumer-to-Consumer segment.
(gg)	Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“westernunion.com”).